As filed with the Securities and Exchange Commission on June 18, 2024

Registration No. 333-280016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MULTISENSOR AI HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3827 (Primary Standard Industrial Classification Code Number)	86-3938682 (I.R.S. Employer Identification No.)

2105 West Cardinal Drive

Beaumont, Texas 77705
(866) 861-0788

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter Baird, Chief Financial Officer

2105 West Cardinal Drive

Beaumont, Texas 77705

(866) 861-0788

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ralph V. De Martino Cody Boender ArentFox Schiff LLP 1717 K Street NW Washington, DC 20006 (202) 857-6000	Ryan C. Wilkins Amanda McFall Stradling Yocca Carlson & Rauth LLP 660 Newport Center Drive, Suite 1600 Newport Beach, CA 92660 (949) 725-4000

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-280016) is an exhibit-only filing filed solely to file Exhibit 1.1, Form of Underwriting Agreement, in Item 16 of Part II. No other changes are being made to Part I or Part II of the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this registration statement:

		Incorporated by Reference
Exhibit	Description	Form	Exhibit	Filing Date
1.1†	Form of Underwriting Agreement
2.1*†	Business Combination Agreement, dated as of December 5. 2022, by and among SportsMap Tech Acquisition Corp., Infrared Cameras Holdings, Inc., and ICH Merger Sub Inc.	8-K	2.1	December 6, 2022
2.2*	Amendment No. 1 to Business Combination Agreement, dated as of June 27, 2023, by and among SportsMap Tech Acquisition Corp., Infrared Cameras Holdings, Inc., and ICH Merger Sub Inc.	8-K	2.2	June 28, 2023
2.3 *	Amendment No. 2 to Business Combination Agreement, dated September 17, 2023, by and among SportsMap Tech Acquisition Corp., Infrared Cameras Holdings, Inc., and ICH Merger Sub Inc.	8-K	2.2	September 20, 2023
3.1*	Second Amended and Restated Certificate of Incorporation of Infrared Cameras Holdings, Inc. (n/k/a Multi Sensor AI Holdings, Inc.)	8-K	3.1	December 21, 2023
3.2*	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Infrared Cameras Holdings, Inc. (n/k/a Multi Sensor AI Holdings, Inc.).	8-K	3.1	February 12, 2024
3.3*	Amended and Restated Bylaws of Infrared Cameras Holdings, Inc. (n/k/a Multi Sensor AI Holdings, Inc.)	8-K	3.2	December 21, 2023
3.4*	Amendment to the Amended and Restated Bylaws of Multi Sensor AI Holdings, Inc.	8-K	3.2	February 12, 2024
4.1*	Specimen Unit Certificate	S-1	4.1	September 30, 2021
4.2*	Specimen Stock Certificate	S-1	4.2	September 30, 2021
4.3*	Specimen Warrant Certificate	S-1	4.3	September 30, 2021
4.4*	Form of Warrant Agreement by and between SportsMap Tech Acquisition Corp and Continental Stock Transfer & Trust Company.	S-1	4.4	September 30, 2021

5.1*	Opinion and Consent of ArentFox Schiff LLP.	S-1	5.1	June 17, 2024

10.1*+	2020 Equity Incentive Plan of Infrared Cameras Holdings, Inc.	S-1	10.1	December 13, 2023
10.2*+	Infrared Cameras Holdings, Inc. 2023 Incentive Award Plan.	10-K	10.14	March 29, 2024
10.3*	Form of Indemnification and Advancement Agreement between Infrared Cameras Holdings, Inc. and its directors and officers	S-1	10.3	November 13, 2023
10.6*	Amended and Restated Registration Rights Agreement, dated as of December 19, 2023, by and among Infrared Cameras Holdings, Inc. and the holders party thereto.	8-K	10.6	December 21, 2023

10.11*	Subscription Agreement, dated as of December 1, 2023, among the registrant and the investors party thereto	8-K	10.1	December 1, 2023
10.12*	Form of Convertible Promissory Note	8-K	10.2	December 1, 2023
10.13*	Amendment to Convertible Promissory Note	8-K	10.1	May 10, 2024
10.14*	Form of Warrant	8-K	10.3	December 1, 2023
10.15*	Common Stock Purchase Agreement, dated April 16, 2024, between MultiSensor AI Holdings, Inc. and B. Riley Principal Capital II, LLC	8-K	10.1	April 17, 2024
10.16*	Registration Rights Agreement, dated April 16, 2024 by and between MultiSensor AI Holdings, Inc. and B. Riley Principal Capital II, LLC	8-K	10.2	April 17, 2024
21.1*	List of subsidiaries of Infrared Cameras Holdings, Inc.	S-1	21.1	December 13, 2023
23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm	S-1	23.1	June 17, 2024
23.2*	Consent of ArentFox Schiff LLP (included in Exhibit 5.1 hereto)
24.1	Power of Attorney (included on the signature page to the initial filing of this registration statement)
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)
107	Filing Fee Table

*	Previously filed.

†	The annexes, schedules, and certain exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request.

+	Indicates a management contract of compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beaumont, State of Texas, on June 18, 2024.

MULTISENSOR AI HOLDINGS, INC.

By:	/s/ Gary Strahan
	Name:	Gary Strahan
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on June 18, 2024.

Signature	Title

/s/ Gary Strahan	Chief Executive Officer and Director
Gary Strahan	(Principal Executive Officer)

/s/ Peter Baird	Chief Financial Officer
Peter Baird	(Principal Financial Officer and Principal Accounting Officer)

*	President and Director
Steven Winch

*	Chairman of the Board
David Gow

*	Director
Reid Ryan

*	Director
Stuart V. Flavin III

*	Director
Petros Kitsos

*	Director
Margaret Chu

* The undersigned, by signing his name hereto, does sign and execute this Amendment No. 2 to the Registration Statement pursuant to the Power of Attorney executed by the above-named officers and directors of MultiSensor AI Holdings, Inc. and filed with the Securities and Exchange Commission.

By:	/s/ Peter Baird
Peter Baird
Attorney-in-Fact